                           SCHEDULE 14C - INFORMATION
   INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934
                                (AMENDMENT NO. )

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))
[ ] Definitive Information Statement

                             THE HAVANA GROUP, INC.
--------------------------------------------------------------------------------
                   (Name of Registrant As Specified In Charter


Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and
     0-11..
 1) Title of each class of securities to which transaction applies:
    ____________________________________________________________________________

 2) Aggregate number of securities to which transaction applies:
    ____________________________________________________________________________

 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ____________________________________________________________________________

 4) Proposed maximum aggregate value of transaction:
    ____________________________________________________________________________

 5) Total fee paid:
    ____________________________________________________________________________

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

 1) Amount Previously Paid: ____________________________________________________

 2) Form, Schedule or Registration Statement No.:_______________________________

 3) Filing Party:_______________________________________________________________

 4) Date Filed: ________________________________________________________________

PRELIMINARY COPY
----------------
                             THE HAVANA GROUP, INC.
                               7090 WHIPPLE AVENUE
                               N. CANTON, OH 44720
                                  330-244-9720


                              INFORMATION STATEMENT
            SHAREHOLDER MAJORITY ACTION IN LIEU OF AN ANNUAL MEETING
                            ON OR ABOUT JUNE 30, 2004


         NOTICE IS HEREBY GIVEN TO ALL SHAREHOLDERS THAT A MAJORITY ACTION OF SHAREHOLDERS IN LIEU OF AN ANNUAL MEETING (THE "ACTION") OF THE HAVANA GROUP, INC., A DELAWARE CORPORATION, (THE "COMPANY") WILL BE TAKEN ON OR ABOUT JUNE 30, 2004 TO ADOPT THE FOLLOWING:

         (1) To elect directors of the Company for the coming year;

         (2) To ratify, adopt and approve the selection of Stefanou & Company as the Company's independent auditors for the year ending December 31, 2004; and

         (3) To consider and vote upon an amendment to the Company's Certificate of Incorporation and the filing of said amendment with the Secretary of State of the State of Delaware to change the name of the Company to Surge Global Energy, Inc. or such other name as designated and approved by the Company's Board of Directors.

         Only shareholders of record at the close of business on June 7, 2004 are entitled to receipt of this Information Statement.


                         By Order of the Board of Directors

                         William L. Miller, Chairman and Chief Executive Officer

June 8, 2004

PRELIMINARY COPY
----------------

                              INFORMATION STATEMENT

         The Board of Directors of Emergent Group Inc. ("Emergent" or "the Company") is furnishing this Information Statement (which includes the Company's annual report on Form 10-KSB for its fiscal year ended December 31, 2003, exclusive of exhibits), to shareholders on or about June 8, 2004.

         This Information Statement is being furnished to the stockholders of the Company in connection with proposals (i) to elect directors of the Company for the coming year, (ii) to ratify, adopt and approve the selection of Stefanou & Company LLP as the Company's independent auditors for the year ending December 31, 2003, and (iii) to ratify, adopt and approve an amendment to the Company's Certificate of Incorporation and the filing of said amendment with the Secretary of State of the State of Delaware to change the name of the Company to Surge Global Energy, Inc. or such other name as designated and approved by the Company's Board of Directors.

         The Company has authorized 75,000,000 shares of Common Stock, $.001 par value. Of the 75,000,000 shares, there are _______ shares of Common Stock outstanding as of June 7, 2004. The Company has authorized 10,000,000 shares of Preferred Stock, $.001 par value, of which 5,000,000 shares are designated as Series A Preferred Stock and 1,100,000 shares are designated as Series B Preferred Stock. The Series A Preferred Stock and Series B Preferred Stock have the same voting rights as the holders of Common Stock for purposes of the shareholders' majority action in lieu of a meeting, bringing the total number of voting shares to ________. The proposals contained in the preceding paragraph are expected to be adopted by the written consent of the holders of a majority in interest in the Company's outstanding Common Stock and submitted to the Secretary of the Company on or about June 30, 2004 (the "Written Consent Effective Date"). If the proposals were not adopted by written consent, it would have been required to be considered by the Company's stockholders at an annual or special stockholders' meeting convened for the specific purpose of approving the proposals.

         The elimination of the need for an annual or special meeting of stockholders to approve the proposals is made possible by Section 228 of the Delaware Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of common stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such an annual or special meeting. In order to eliminate the costs and management time involved in holding an annual or special meeting and in order to effect the proposals as early as possible in order to accomplish the purposes of the Company, as hereinafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Company's outstanding voting capital stock

         The date on which this Information Statement will first be sent to the stockholders is on or about June 8, 2004. The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock of the Company is June 7, 2004 (the "Record Date").

         Inasmuch as the Company will have provided to its stockholders of record this Information Statement, the Company will notify its stockholders in its next filing under the Securities and Exchange Act of 1934, as amended, of the Written Consent Effective Date of the three proposals. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Delaware Law are afforded to the Company's stockholders as a result of the adoption of the proposals.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

          The following table sets forth as of March 31, 2004, certain information with respect to he beneficial ownership of Common Stock and Series A and Series B Preferred Stock by each person or entity known by the Company to be the beneficial owner of 5% or more of such shares, each officer and director of the Company, and all officers and directors of the Company as a group.

                                                                                   Shares of Series A and B
                                   Shares of                                              Preferred
                                   Common Stock                                             Stock
                                   Beneficially Owned                                 Beneficially Owned
                                   -------------------                            --------------------------
NAME AND ADDRESS OF
BENEFICIAL OWNERS(1)(2)                NUMBER                   PERCENT(3)          NUMBER          PERCENT(4)
--------------------------------------------------------------------------------------------------------------
Duncan Hill, Inc.                        866,000(4)                  4.3%            6,100,000(4)       100%

William L. Miller (5)(8)               3,966,000(8)                 19.0             6,100,000(5)       100%

Chet Idziszek (6) (7)                    600,000                     2.9                  -0-            -0-

Orin E. Atkins (6)                       400,000                     1.9                  -0-            -0-

Richard DeY Manning (6)                  400,000                     1.9                  -0-            -0-

Frederick Berndt(9)                    3,900,000                    18.8                  -0-            -0-

All five Officers and
Directors and
Duncan Hill as a Group (10)            9,556,000                    43.2             6,100,000(5)        100%

Steven Heard                           4,600,000                    22.8                  -0-            -0-

_____________

(1) Beneficial ownership as reported in the table above has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). or investment power, have been deemed beneficially owned. Accordingly, except as noted, all of the Company's securities over which the officers and directors and nominees named, or as a group, directly or indirectly have, or share voting.

(2) All addresses are c/o The Havana Group, Inc., 7090 Whipple Avenue N.W., North Canton, Ohio 44720.

(3) Calculated based upon 20,207,701 shares of Common Stock outstanding without giving effect to the possible exercise of outstanding Class A Warrants and Options, except those required under the attribution rules of the Exchange Act.

(4) Calculated based upon 5,000,000 shares of Series A Preferred Stock and 1,100,000 Series B Preferred Stock outstanding. The holders of the Series A Preferred Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The Series A Preferred Stock has no conversion right. Each share of Series B Preferred Stock is convertible at the option of the holder into one share of Common Stock at any time after the Company has pre-tax earnings of at least $500,000 in any calendar year.

 (5) Mr. Miller may be deemed to beneficially own all Duncan Hill's shares of capital stock based upon his and his wife's 68% controlling interest in Duncan Hill's shares of Common Stock. The table above reflects his controlling interest of 866,000 shares owned by Duncan and 2,700,000 shares of Havana's Common Stock and options and warrants to purchase 400,000 shares of Common Stock, which are directly beneficially owned by him. Mr. Miller by virtue of his beneficial ownership of Common Stock and Preferred Stock has the right to vote 10,066,000 shares of the Company's Voting Stock (exclusive of his 400,000 shares issuable upon exercise of outstanding options and warrants) representing 37.6% of the outstanding Voting Stock of the Company.

(6) Includes options to purchase 400,000 shares of Common Stock.

(7) Does not include 1,000,000 shares of Common Stock which will be issued to a company controlled by him at such time as the first payment is made to Cynthia Holdings Ltd. as described in Item 12.

(8) Mr. Miller has granted Company's securities counsel an option to purchase 100,000 of shares of Common Stock subject to the approval of the Company's Board of Directors. Mr. Miller further agreed that, should Board approval not be forthcoming, Mr. Miller would provide the Common Stock owned by him personally. The exercise price is $.30 per share.

(9) Does not include 325,000 shares owned by his father, Frederick E. Berndt.

(10) Includes options and warrants to purchase 1,600,000 shares.


                           PROPOSAL TO RE-ELECT DIRECTORS

         It is anticipated that the written consents to be submitted to the Secretary of the Company at the Written Consent Effective Date will include the re-election of the Company's existing four directors for a period of one year and until their successors are elected and shall qualify. The written consents are intended to be a cost effective substitute to eliminate the need to hold a 2004 annual meeting of the Company's stockholders. The following four directors of the Company are expected to be re-elected to continue to serve as directors of the Company. There is currently one vacancy in the Board which will be eliminated by this Stockholder Meeting. The vacancy was created by the resignation of Orin E. Atkins in the second quarter of 2004.

                                  Term       First
                                  of         Became       Principal
Name                    Age       Office     Director     Occupation
----                    ---       ------     --------     ----------

William Miller          65         (1)       1997         Chairman of the Board
                                                          and Chief Executive
                                                          Officer of the Company
Frederick Berndt        29         (1)       2002         Vice President of
                                                          the Company
Chet Idziszek           52         (1)       2002         President of Ormin
                                                          Explorations Ltd.
Richard DeY Manning     78         (1)       2002         Attorney
______________

(1) Directors are elected at the annual meeting of stockholders and hold office to the following annual meeting.

Identities of Executive Officers
--------------------------------

        William L. Miller is Chairman of the Board, Chief Executive Officer, Principal Financial Officer, Secretary and Treasurer of the Company. Frederick Berndt is Vice President of the Company. The terms of all officers expire at the annual meeting of directors following the annual stockholders meeting. Officers serve at the pleasure of the Board and may be removed, either with or without cause, by the Board of Directors, and a successor elected by a majority vote of the Board of Directors, at any time.

Biographies of the Company's Nominees to the Board.
---------------------------------------------------

                 The biographies of the Company's four nominee's to serve as directors are described in Item 9 of the Company's Form 10-KSB for its fiscal year ended December 31, 2003, which are incorporated by reference. For a copy of the Form 10-KSB, see Appendix A to this Information Statement.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The Company has four directors. During 2003, the Board held ___ meetings and took action by unanimous consent of the Board of Directors in lieu of a meeting on ___ occasions. During the period for which he was a director in 2003, each of the Company's current four directors attended at least 75% of all meetings of the Board held in 2003.

COMMITTEES

         The Company had no standing audit, nominating and compensation committees of the Board of Directors or committees performing similar functions.

         The Company is seeking to establish an Audit Committee consisting of at least two independent directors. One current candidate for the Committee includes Richard DeY Manning, who is an independent director (as defined below). The Company is seeking to expand the Board to include at least one new member who is an independent director and may be a "Financial Expert"(as defined below). There can be no assurances given that the Company will successfully appoint an Audit Committee and, if appointed, that the Committee would include at least one "Financial Expert." The definition of "independent director" is defined in Rule 4200(a)(14) of the NASD's Listing Standards. The NASD's listing standards define an "independent director" generally as a person, other than an officer of the Company, who does not have a relationship with the Company that would interfere with the director's exercise of independent judgment. The term "Financial Expert" is defined as a person who has the following attributes: an understanding of generally accepted accounting principals and financial statements; has the ability to assess the general application of such principals in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions. In the event that an Audit Committee is established, its first function would be to adopt a charter.

BOARD REPORT IN LIEU OF AUDIT COMMITTEE REPORT

         The Company's Board of Directors met and held discussions with management and its independent auditors. Management represented to the Board that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Board has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Board discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with the Board). The Company's independent auditors also provided the Board with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Board Committees) and the Board discussed with the independent auditors and management the auditors' independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered by the Company's independent auditors. Based upon the Board's discussion with management and the independent auditors and the Board's review of the representations of management and the report of the independent auditors to the Board, the Board recommended the inclusion of the audited consolidated financial statements in the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2003.


                                       William L. Miller, Chairman
                                       Frederick Berndt
                                       Richard DeY Manning
                                       Chet Idziszek


EXECUTIVE COMPENSATION

         Incorporated by reference is the contents of Item 10 of the Company's Form 10-KSB for its fiscal year ended December 31, 2003, a copy of which is annexed to this Information Statement as Appendix A.

CERTAIN TRANSACTIONS

         Incorporated by reference is the contents of Item 12 of the Company's Form 10-KSB for its fiscal year ended December 31, 2003, a copy of which is annexed to this Information Statement as Appendix A.

FINANCIAL AND OTHER INFORMATION

         Accompanying this Information Statement as Appendix A is the Company's 2003 Annual Report on Form 10-KSB for its fiscal year ended December 31, 2003 (excluding exhibits). The Company incorporates by reference the information contained in the Company's 2003 Annual Report.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Incorporated by reference is the contents of "Compliance with Section 16(a) of the Securities Exchange Act of 1934" contained in Item 9 of the Company's Form 10-KSB for its fiscal year ended December 31, 2003, a copy of which is annexed to this Information Statement as Appendix A.

                               PROPOSAL TO RATIFY
                THE BOARD'S SELECTION OF STEFANOU & COMPANY, LLP,
                        AS INDEPENDENT AUDITORS FOR 2003

         The Board of Directors has approved the selection of Stefanou & Company, LLP, subject to the ratification of its shareholders, as the Company's independent auditors for 2004. Stefanou & Company, LLP, Certified Public Accountants, audited the Company's financial statements for its last year ended December 31, 2003. Even if the selection is ratified, the Board in its sole discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its stockholders.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES.

         The following table sets forth fees billed to the Company by our auditors during the fiscal years ended December 31, 2003 and 2002 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and
(iv) all other fees for services rendered.

       -------------------------------------------------------------------------
                                 DECEMBER 31, 2003         DECEMBER 31, 2002
       -------------------------------------------------------------------------
       1.  Audit Fees               $  46,592                 $  73,812
       ------------------------------------------- -----------------------------
       2.  Audit Related Fees              --                        --
       -------------------------------------------------------------------------
       3.  Tax Fees                        --                        --
       -------------------------------------------------------------------------
       4.  All Other Fees                  --                        --
       ------------------------ ------------------------------------------------
            Total Fees              $  46,592                 $  73,812
       -------------------------------------------------------------------------

         Audit fees consist of fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Russell Bedford Stefanou Mirchandani LLP in connection with statutory and regulatory filings or engagements.

         Audit-related fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements, which are not reported under "Audit Fees." There were no Audit-Related services provided in fiscal 2003 or 2002.

         Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning.

         All other fees consist of fees for products and services other than the services reported above. There were no management consulting services provided in fiscal 2003 or 2002.

         Prior to the Company's engagement of its independent auditor, such engagement was approved by the Company's Board of Directors. The services provided under this engagement may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to report to the Company's audit committee (or Board of Directors if no audit committee is established) at least quarterly regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The audit committee (or Board of Directors if no audit committee is established) may also pre-approve particular services on a case-by-case basis. All audit-related fees, tax fees and other fees incurred by the Company for the year ended December 31, 2003, were approved by the Company's Board of Directors.

         It is expected that the written consents submitted to the Secretary of the Company at the Written Consent Effective Date will include the ratification of the Board's selection of Stefanou & Company, LLP, as independent auditors.

               PROPOSAL TO RATIFY, ADOPT AND APPROVE AN AMENDMENT
                  TO THE COMPANY'S CERTIFICATE OF INCORPORATION

        The Company's principal business was the sale of cigars, tobacco and smoking accessory products. In 2003, the Company announced its intention to sell or liquidate its tobacco related business within 12 months. Effective December 31, 2003, the Company terminated its cigar and tobacco related business except for liquidating sales and while performing these liquidating activities, it continues to sell merchandise orders received over its internet website and through the telephone. The Company is currently seeking funding to make investments in the oil and gas exploration business. Management believes it to be in the best interest of the Company to change its name to recognize the Company's contemplated investment interest in the oil and gas industry. Accordingly, the Board of directors has approved, subject to stockholder approval, the filing of an amendment to its Certificate of Incorporation to change Article I to read as follows: "The name of the Company is Surge Global Energy, Inc." In the event that the new proposed name becomes unavailable for any reason whatsoever, it is intended that stockholders will approve a resolution designating a new name as shall be designated and approved by the Board of Directors.

                                 OTHER BUSINESS

         As of the date of this Information Statement, the Board of Directors of the Company knows of no other business which will be presented for consideration of the stockholders of the Company.

                     AVAILABILITY OF SECURITIES AND EXCHANGE
                            COMMISSION'S FORM 10-KSB

THE COMPANY'S ANNUAL REPORT FOR ITS YEAR ENDED DECEMBER 31, 2003 ON FORM 10-KSB INCLUDES THE FINANCIAL STATEMENTS, SCHEDULES AND EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION; SUCH REPORT IS ATTACHED TO THIS INFORMATION STATEMENT AS APPENDIX A (EXCLUSIVE OF EXHIBITS). ADDITIONAL COPIES OF SUCH REPORT AND EXHIBITS ARE AVAILABLE WITHOUT CHARGE TO THE STOCKHOLDERS UPON WRITTEN REQUEST. SUCH MATERIAL CAN BE OBTAINED BY WRITING TO THE HAVANA GROUP, INC., ATTENTION SHAREHOLDER RELATIONS AT 7090 WHIPPLE AVENUE, N. CANTON, OH 44720.

Stockholders Proposals for the Next Annual Meeting
--------------------------------------------------

         Stockholders wishing to submit a proposal for action at the Company's 2005 Annual Meeting of Stockholders and desiring the proposal to be considered for inclusion in the Company's proxy materials relating thereto must provide a written copy of the proposal to the Secretary of the Company at its principal executive offices not later than March 31, 2005, and must otherwise comply with the rules of the Securities and Exchange Commission relating to stockholder proposals. The Company has the right to request documentary support (as provided in Rule 14a-8 promulgated by the Commission pursuant to the Exchange Act) of the proponent's ownership claim within fourteen (14) calendar days after receipt of the proposal, and the proponent shall furnish appropriate documentation within twenty-one (21) days after receiving such request. Stockholders who submit proposals must, in all other respects, comply with Rule 14a-8 under the Exchange Act. If a proponent fails to notify the Company at least forty-five (45) days prior to the month and day of the prior year's proxy statement, then the management proxies would be allowed their discretionary voting authority when the proposal is presented ay the Annual Meeting, without any discussion of the matter in the proxy statement

                                     THE HAVANA GROUP, INC.

                                     By:  /s/ William L. Miller
                                          ----------------------------------
                                          Chief Executive Officer

                                   APPENDIX A

                 FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003

                                   APPENDIX B

                                     FORM OF
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              THE HAVANA GROUP INC.


         The Havana Group, Inc., a corporation organized and existing under and by virtue of The General Corporation Law of Delaware, does hereby certify:

         FIRST: That at a duly held meeting of the Board of Directors of said Corporation, the Board duly adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

                  "RESOLVED, that the Board of Directors deems it advisable, and hereby declares it to be advisable, that Article 1 of the Corporation's presently existing Certificate of Incorporation be amended, changed and altered so that, as amended, said Article shall be and read as follows:

         "1. The name of the Corporation is "Surge Global Energy, Inc."

         SECOND: This amendment has been approved by the Corporation's Board of Directors and stockholders in accordance with the provisions of Sections 242, 228 and 222 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said The Havana Group, Inc. has caused this Certificate to be signed by William L. Miller, its Chief Executive Officer this ___ day of July, 2004.

                                      THE HAVANA GROUP, INC



                                      ------------------------------------------
                                      William L. Miller, Chief Executive Officer